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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-57533 and 333-49847) and in the Registration Statement on Form S-8 (No. 333-52479) of Cheniere Energy, Inc. of our report dated March 15, 1999 appearing on page 19 of Cheniere Energy, Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1998.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 26, 1999